As filed with the Securities and Exchange Commission on  October 3, 1996
                                                     Registration No. 33-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                        SIERRA SEMICONDUCTOR CORPORATION

             (Exact name of registrant as specified in its charter)

--------------------------------------------------------------------------------
            California                           94-2925073

     (State of Incorporation)       (I.R.S. Employer Identification No.)
--------------------------------------------------------------------------------

                            2075 North Capitol Avenue
                           San Jose, California 95132
                    (Address of principal executive offices)



                            1994 INCENTIVE STOCK PLAN
                            (Full title of the plan)


                                 JAMES V. DILLER
         Chairman of the Board of Directors and Chief Executive Officer
                        SIERRA SEMICONDUCTOR CORPORATION
                            2075 North Capitol Avenue
                           San Jose, California 95132
                                 (408) 263-9300
            (Name, address and telephone number of agent for service)



                                    Copy to:
                                  Neil J. Wolff
                    Wilson, Sonsini, Goodrich & Rosati, P.C.
                               650 Page Mill Road
                        Palo Alto, California 94304-1050

                         CALCULATION OF REGISTRATION FEE

    Title of           Amount        Proposed        Proposed          Amount
   Securities          to be         Maximum         Maximum             of
     to be           Registered      Offering       Aggregate       Registration
   Registered                       Price Per        Offering           Fee
                                     Share(1)        Price(1)
--------------------------------------------------------------------------------

  Common Stock....   800,000 shs     $12.25        $9,800,000       $3,379.31
--------------------------------------------------------------------------------


(1) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee. Based on the average of the high and low prices of the Common Stock on October 1, 1996, as reported on the Nasdaq National Market.


                      STATEMENT UNDER GENERAL INSTRUCTION E

          The contents of the Registrant's Form S-8 Registration Statements (File No. 33-80992 and 33-94790) are incorporated by reference into this Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 30th day of September 1996.

                             SIERRA SEMICONDUCTOR CORPORATION

                                            By:JAMES V. DILLER
                                               ---------------------------------
                                               James V. Diller, Chairman of the
                                               Board of Directors and Chief
                                               Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Richard
J. Koeltl and Glenn C. Jones his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


 Signature                           Title                             Date

JAMES V. DILLER       Chairman of the Board of Directors      September 30, 1996
------------------    and Chief Executive Officer (principal
(James V. Diller)     executive officer)


 GLENN C. JONES       Senior Vice President of Finance and    September 30, 1996
------------------    Chief Financial Officer (principal
(Glenn C. Jones       financial and accounting officer)


ALEXANDRE BALKANSKI   Director                                September 30, 1996
------------------
(Alexandre Balkanski)


MICHAEL L. DIONNE     Director                                September 30, 1996
------------------
(Michael L. Dionne)

                      Director
------------------
(Richard J. Koeltl )


 FRANK J. MARSHALL    Director                                September 30, 1996
------------------
(Frank J. Marshall)

                                  EXHIBIT INDEX


     Exhibit          Exhibit                                       Sequentially
     Number                                                           Numbered
                                                                        Page


  5.1  Opinion of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation

 23.1  Consent of Ernst & Young, LLP, Independent Auditors

 23.2  Consent of Counsel (Contained in Exhibit 5.1 above)

 24.1  Power of Attorney (Contained in Signature Page to Registration Statement)

                                                                  Exhibit 5.1




                                                   September 30, 1996


Sierra Semiconductor Corporation
2075 North Capitol Avenue
San Jose, CA 95132

         Re:  Registration Statement on Form S-8

Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about October 2, 1996 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 800,000 shares of your Common Stock (the "Shares"), to be issued pursuant to the 1994 Incentive Stock Plan (the "1994 Plan"). As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the 1994 Plan.
     It is our opinion that, when issued and sold in the manner described in the 1994 Plan and pursuant to the agreements which accompany each grant under the 1994 Plan, the Shares will be legally and validly issued, fully-paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                             Very truly yours,

                                          WILSON SONSINI GOODRICH & ROSATI
                                          Professional Corporation

                                          /S/ WILSON, SONSINI, GOODRICH & ROSATI

                                                                    Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1994 Incentive Stock Plan of our report dated January 17, 1996, with respect to the consolidated financial statements and schedule of Sierra Semiconductor Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                             ERNST & YOUNG LLP


                                             /S/ ERNST & YOUNG LLP



San Jose, California
September 30, 1996